Exhibit 10.52


                                    SUBLEASE


         This SUBLEASE (the "Sublease") is dated as of the ___ day of _________, 2001 by and between AUTHORISZOR, INC., a Delaware corporation ("Sublandlord"), and DIRECTECH, INC., a Delaware corporation ("Subtenant").

                                 R E C I T A L S


         WHEREAS, pursuant to that certain Lease dated as of April 28, 2000 by and between Massachusetts Mutual Life Insurance Company ("Prime Landlord"), as landlord, and Sublandlord, as tenant, (the "Prime Lease"), a copy of which Prime Lease is attached hereto as Exhibit A, Sublandlord leased from Prime Landlord certain premises (the "Subleased Premises") located on the fifth floor of the building commonly known as One Van de Graaff Drive, Burlington, Massachusetts (the "Building"), containing approximately 11,950 rentable square feet of space, as more fully described in the Prime Lease; and

         WHEREAS, Subtenant desires to sublease from Sublandlord the Subleased Premises (the "Subleased Premises"), and Sublandlord is willing to sublease the Subleased Premises to Subtenant on the provisions, covenants and conditions hereinafter set forth.

                                A G R E E M E N T


         NOW, THEREFORE, in consideration of the mutual covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Sublandlord hereby subleases to Subtenant and Subtenant hereby takes and hires from Sublandlord the Subleased Premises, on the terms and conditions set forth below:

         I. Defined Terms. All terms defined in the Prime Lease and used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Prime Lease.

         II. Term. The term of this Sublease (the "Sublease Term") shall commence on July 1, 2001 (the "Sublease Term Commencement Date"), and shall expire on April 28, 2005, unless sooner terminated in accordance with the provisions of this Sublease.

         III. Delivery. The Subleased Premises shall be delivered to Subtenant, broom-clean and free of all occupants but otherwise "as-is, where-is and with all faults", without representation or warranty, express or implied, and Subtenant hereby waives, disclaims and renounces any representation or warranty.

         IV. Basic Rent. Subtenant shall pay to Sublandlord, in advance, from and after the Sublease Term Commencement Date, in monthly installments, without withholding, offset or reduction, Basic Rent at the rate of $31,368.75 per month, exclusive of electricity charges. Basic Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated on a daily basis. Subtenant acknowledges that Sublandlord's payments of Basic Rent for the Sublease Premises are paid to Prime Landlord on the first day of each calendar month during the Term and Subtenant therefore covenants and agrees that its payments of Basic Rent hereunder shall be paid to Sublandlord at least two (2) business days prior to the first of each calendar month.

         V. Additional Rent. Subtenant acknowledges that, pursuant to Article 4 of the Prime Lease, Sublandlord is obligated to pay to Prime Landlord additional rent on account of escalations in operating expenses and real estate taxes for the Building, as more particularly described in the Prime Lease. Subtenant shall pay to Sublandlord with its monthly payment of Basic Rent Sublandlord's additional rent obligations under the Prime Lease, together with any other additional rent payable from time to time by Sublandlord under the Prime Lease. Sublandlord shall deliver to Subtenant promptly after receipt thereof any invoices for Additional Rent delivered to Sublandlord by Prime Landlord.
Additional Rent payable hereunder for any partial calendar month at the beginning or end of the Sublease Term shall be pro-rated on a daily basis.

         VI. Use. The Subleased Premises shall be used for general office purposes and for no other purposes whatsoever.

         VII. Prime Lease. Subtenant agrees that it will do nothing in, on or about the Subleased Premises which would result in the breach by Sublandlord of its undertakings and obligations under the Prime Lease. Except for the following provisions, this Sublease shall be subject to and on all of the terms and conditions as are contained in the Prime Lease and the provisions of the Prime Lease are hereby incorporated into this Sublease as if Sublandlord were the landlord thereunder and Subtenant the tenant thereunder:

         The defined economic terms for "Monthly Rent," "Security Deposit," "Term," and the like are inapplicable;

         A. Section 5.A (Landlord's Work) and Section 5.B (Tenant's Work) are inapplicable;

         B. Article 16 of the Prime Lease (Subletting and Assignment) is inapplicable;

         C.       Article  23  of  the  Prime   Lease   (Security   Deposit)  is
                  inapplicable;

         D. Article 24 of the Prime Lease (Brokerage Commission) is inapplicable;

         E.       Exhibit B of the Prime Lease (Work Letter) is inapplicable.

         Where appropriate, references to "Landlord" in the Prime Lease shall be deemed to mean "Sublandlord" hereunder and references to "Tenant" in the Prime Lease shall be deemed to mean "Subtenant" hereunder, it being understood and agreed that Sublandlord will not be acting as, or assuming any of the responsibilities of, Prime Landlord, and all references in the Prime Lease to Landlord-provided services or Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the Building, rather than to a tenant of the Building subleasing space to a subtenant, shall continue to be references to Prime Landlord and not to Sublandlord.

         VIII. Subtenant's Covenants. Subtenant covenants to Sublandlord to perform all of the covenants and obligations to be performed by Sublandlord as Tenant under the Prime Lease as the same relate to the Subleased Premises and to comply with this Sublease and the applicable provisions of the Prime Lease, as modified by this Sublease, in all respects. If Subtenant shall fail to make any payment or perform any act required to be made or performed by Subtenant under the Prime Lease pursuant to Subtenant's assumption of Sublandlord's obligations thereunder as they relate to the Subleased Premises, and such default is not cured by Subtenant by the first to occur of (i) one-half of the period specified in the Prime Lease for curing such default, or (ii) five (5) days prior to the expiration of such Prime Lease cure period, Sublandlord, without waiving or releasing any obligation or default hereunder, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Subtenant, and may take any and all such actions as Sublandlord in its sole discretion deems necessary or appropriate to accomplish such cure. If Sublandlord shall reasonably incur any expense in remedying such default, Sublandlord shall be entitled to recover such sums upon demand from Subtenant as Additional Rent under this Sublease.

         IX. Sublandlord's Covenants. Sublandlord covenants to Subtenant to perform all of the terms and provisions required of it under the Prime Lease and to promptly pay when due all rents due and accruing to Prime Landlord under the Prime Lease. Sublandlord will use reasonable efforts to enforce on behalf of Subtenant Sublandlord's rights under the Prime Lease. Nothing contained in this Sublease shall be construed as a guarantee by Sublandlord of any of the obligations, covenants, warranties, agreements or undertakings of Prime Landlord in the Prime Lease, nor as an undertaking by Sublandlord to Subtenant on the same or similar terms as are contained in the Prime Lease.

         X. Indemnification. Subtenant shall indemnify Sublandlord and hold Sublandlord harmless from and against any and all claims, demands suits, judgments, liabilities, costs and expenses, including reasonable attorney's fees, arising out of or in connection with Subtenant's use and possession of the Subleased Premises, or arising out of the failure of Subtenant, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by Subtenant hereunder.

         XI. Assignment and Subletting. Subtenant shall not assign this Sublease or sublet the Subleased Premises in whole or in part, nor shall Subtenant participate in any transaction which would constitute an assignment under the terms of Article 16 of the Prime Lease.

         XII. Security Deposit. Upon execution hereof, Subtenant has delivered to Sublandlord the sum of $127,466.67 ("Subtenant's Security Deposit"), such sum to be held by Sublandlord as security for the performance of Subtenant's obligations under this Sublease. Upon the occurrence of any default by Subtenant hereunder after expiration of any applicable grace or cure periods, Subtenant agrees that Sublandlord may apply all or any part of Subtenant's Security Deposit, together with accrued interest, if any, to any obligation of Subtenant hereunder. Such application shall not excuse the default of Subtenant hereunder. If all or any portion of Subtenant's Security Deposit is applied by Sublandlord against any of Subtenant's obligations hereunder, Subtenant shall promptly restore Subtenant's Security Deposit to the original sum. Interest on Subtenant's Security Deposit shall in all instances be retained by Sublandlord.

         XIII. Brokers. Each of Sublandlord and Subtenant represents and warrants to the other that it has not dealt with any broker in connection with this Sublease other than Thompson Doyle Hennessy & Everest and CB/Richard Ellis (collectively, "Broker"), and each agrees to indemnify, defend and hold the other harmless from and against any breach of said representation and warranty. Sublandlord shall be responsible for the commission to be paid to the Broker pursuant to a separate agreement.

         XIV. Electricity Charge. Subtenant shall be responsible for payment of all electrical charges for the Subleased Premises (together with any excess costs for electrical service occasioned by Subtenant's use of the Subleased Premises), to be paid by Subtenant prior to the date when due directly to the utility company, to the extent that the same are separately metered, and, to the extent not so metered, to Sublandlord within ten (10) days after billing therefor.

         XV. Insurance. Subtenant shall comply with all insurance requirements of the Prime Lease, including the provisions of Article 8 thereof. Subtenant shall deliver to Sublandlord certificates which evidence such insurance prior to the Sublease Term Commencement Date, and thereafter as required under the Prime Lease, and shall name in all such insurance policies both the Prime Landlord and Sublandlord as additional insureds thereunder.

         XVI. Parking. Subtenant shall be entitled to use of the parking spaces allocated to Sublandlord under the Prime Lease, in accordance with and subject to the provisions of Article 26 of the Prime Lease. Sublandlord shall have no obligation to police the parking areas or enforce Subtenant's parking rights hereunder.

         XVII.    Miscellaneous.


                  A.       Counterparts.   This  instrument  may  be  signed  in
                           counterparts, which, taken together, shall constitute a single Sublease instrument.

                  B. Notices. Notices to Sublandlord or Subtenant required or permitted hereunder shall be sent in the manner prescribed in the Prime Lease, to the Premises until further notice in the case of notices to Sublandlord, and to the Subleased Premises in the case of notices to Subtenant.

                  C. Amendments. This Sublease may not be changed or terminated orally but only by an agreement in writing signed by both Sublandlord and Subtenant.

                  D. No Waiver. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option contained herein, shall not be construed as a waiver of such covenant, condition or option in any other instance.

                  E. Memorandum of Lease. Subtenant shall not record this Sublease or any memorandum hereof.

                  F. Governing Law. This Sublease has been negotiated, executed and delivered in the Commonwealth of Massachusetts, and the parties agree that the rights and obligations of the parties under this Sublease shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  G. Severability. The invalidity of any of the provisions of this Sublease will not impair or affect in any manner the validity, enforceability or effect of the rest of this Sublease.

                  H. Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant.

                  I. Relationship Between the Parties. This Sublease does not create the relationship of principal and agent, nor does it create any partnership, joint venture, or any association or relationship between Sublandlord and Subtenant other than as and to the extent specifically provided in this Sublease, the sole relationship of Sublandlord and Subtenant being that of sublandlord and subtenant as provided in this Sublease.

                  J. Remedies Cumulative. Except as specifically provided herein, all rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

                  K. Condition Precedent. The effectiveness of this Sublease is expressly subject to and conditional upon obtaining Prime Landlord's written consent to this Sublease pursuant to Article 16 of the Prime Lease.

                  L. Termination of Prime Lease. If either Prime Landlord or Sublandlord terminates the Prime Lease pursuant to its terms or the Prime Lease otherwise terminates or expires, this Sublease shall likewise and simultaneously terminate.

                              [End of text on page]

         IN WITNESS WHEREOF, the parties have executed this Sublease as an instrument under seal as of the date first written above.

                                  SUBLANDLORD:

                                  AUTHORISZOR, INC., a Delaware corporation


                                  By:
                                     ----------------------------------------
                                     Name:
                                     Title:


                                  SUBTENANT:

                                  DIRECTECH, INC.


                                  By:
                                     ---------------------------------------
                                     Name:
                                     Title:



         Consent to the foregoing Sublease is hereby granted.



                                  MASSACHUSETTS MUTUAL LIFE INSURANCE
                                  COMPANY, a Massachusetts corporation

                                  By:
                                     ---------------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT A

                                   PRIME LEASE

                                 [See Attached]